                                                                   EXHIBIT 11.1

                U.S. LONG DISTANCE CORP. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER SHARE
                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                               (UNAUDITED)

                                                                  THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                       JUNE 30,                       JUNE 30,
                                                               -----------------------        ---------------------
                                                                 1997           1996           1997           1996
                                                               --------        -------        -------       -------
Primary
  Earnings:
     Net income (loss) from continuing operations............  $  1,097        $(4,015)       $ 3,695       $(5,939)
     Net income from discontinued operations.................         0          4,317              0        13,287
                                                               --------        -------        -------       -------
     Net income applicable to common stock...................  $  1,097        $   302        $ 3,695       $ 7,348
                                                               --------        -------        -------       -------
                                                               --------        -------        -------       -------

  Shares:
     Weighted average number of shares of common
       stock outstanding.....................................    15,642         14,854         15,330        14,466
     Weighted average common share equivalents
       applicable to stock options and warrants..............     1,205            861          1,143           786
                                                               --------        -------        -------       -------
     Weighted average shares used for computation............    16,847         15,715         16,473        15,252
                                                               --------        -------        -------       -------
                                                               --------        -------        -------       -------

  Primary earnings per common share:
     Net income (loss) from continuing operations............   $  0.07        $ (0.25)       $  0.22       $ (0.39)
     Net income from discontinued operations.................      0.00           0.27           0.00          0.87
                                                               --------        -------        -------       -------
     Net income applicable to common stock...................   $  0.07        $  0.02        $  0.22       $  0.48
                                                               --------        -------        -------       -------
                                                               --------        -------        -------       -------

Fully Diluted (a)
  Earnings:
     Net income (loss) from continuing operations............   $ 1,097        $(4,015)       $ 3,695       $(5,939)
     Net income from discontinued operations.................         0          4,317              0        13,287
                                                               --------        -------        -------       -------
     Net income applicable to common stock...................   $ 1,097        $   302        $ 3,695       $ 7,348
                                                               --------        -------        -------       -------
                                                               --------        -------        -------       -------

  Shares:
     Weighted average number of shares of common
       stock outstanding.....................................    15,642         14,854         15,330        14,466
     Weighted average common share equivalents
       applicable to stock options and warrants..............     1,309            920          1,217         1,196
                                                               --------        -------        -------       -------
     Weighted average shares used for computation............    16,951         15,774         16,547        15,662
                                                               --------        -------        -------       -------
                                                               --------        -------        -------       -------

  Fully diluted earnings per common share:
     Net income (loss) from continuing operations............   $  0.06        $ (0.25)       $  0.22       $ (0.38)
     Net income from discontinued operations.................      0.00           0.27           0.00          0.85
                                                               --------        -------        -------       -------
     Net income applicable to common stock...................   $  0.06        $  0.02        $  0.22       $  0.47
                                                               --------        -------        -------       -------
                                                               --------        -------        -------       -------


(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.